Exhibit 16

                              Smythe Ratcliffe, LLP
                              Chartered Accountants
                             700-355 Burrard Street
                                 Vancouver, B.C.
                                 Canada V6C 2G8
                                Tel. 604-687-1231
                                Fax. 604-688-4671


November 2, 2006

Securities & Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Global Immune Technologies, Inc.

Gentlemen:

Pursuant to the request of the above referenced Company, I affirm that:

         (1) I have read the Company's response to Item 4.01 of Form 8-K titled, "Changes in Registrant's Certifying Accountant" dated November 1, 2006; and

         (2) I agree with the response.

Sincerely,

Smythe Ratcliffe, LLP

 /s/ Smythe Ratcliffe, LLP
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